Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

M37904-P16224

LECTEC CORPORATION

Annual Meeting of Shareholders

September 27, 2011 3:30 PM CDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoints Greg Freitag and Bill Johnson, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of LECTEC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 3:30 PM, CDT on September 27, 2011, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota 55426 (Highway 394 and Highway 169), and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

LECTEC CORPORATION 1407 SOUTH KINGS HIGHWAY TEXARKANA, TX 75501

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/Lectec11

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                              M37903-P16224                            KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LECTEC CORPORATION The Board of Directors recommends a vote FOR each of the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
4.	Election of directors, subject to the completion of	☐	☐	☐
the merger.
Nominees:
	01) Gregory G. Freitag 02) Mark Gold 03) Jamie Grooms 04) John Harper	05) Joe Mandato 06) Robert J. Rudelius 07) Karen Zaderej

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.		For	Against	Abstain	The Board of Directors recommends a vote FOR proposals 5, 6 and 7.	For	Against	Abstain

1.

To approve LecTec Corporation’s entry into the Agreement and Plan of Merger, dated as of May 31, 2011, as amended, by and among LecTec Corporation, Nerve Merger Sub Corp. and AxoGen Corporation and the consummation of the transactions contemplated thereby.

		☐	☐	☐	5. To approve the Amended and Restated LecTec Corporation 2010 Stock Incentive Plan.	☐	☐	☐
2.	To approve LecTec Corporation’s Amended and Restated Articles of Incorporation.	☐	☐	☐	6. To ratify the selection of Lurie Besikof Lapidus & Company, LLP as LecTec Corporation’s independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐

3.	To approve LecTec Corporation’s Amended and Restated Bylaws.	☐	☐	☐	7. Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date